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                                                                   EXHIBIT 21.1


             List of Subsidiaries of Vari-Lite International, Inc.

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Name                       Jurisdiction of Incorporation              Owner
----                       -----------------------------              -----
Vari-Lite, Inc.                      Delaware              Vari-Lite International, Inc.
Vari-Lite Asia, Inc.                 Japan                 Vari-Lite International, Inc.
Vari-Lite Hong Kong, Ltd.            Hong Kong             Vari-Lite International, Inc.
Vari-Lite Europe Holdings, Ltd.      United Kingdom        Vari-Lite International, Inc.
Concert Production Lighting, Inc.    Delaware              Vari-Lite International, Inc.
Showco, Inc.                         Delaware              Vari-Lite International, Inc.
IGNITION! Creative Group, Inc.       Delaware              Vari-Lite International, Inc.
Irideon, Inc.                        Delaware              Vari-Lite International, Inc.
Irideon, Ltd.                        United Kingdom        Irideon, Inc.
Vari-Lite Europe, Ltd.               United Kingdom        Vari-Lite Europe Holdings, Ltd.
Vari-Lite Spain, S.A.                Spain                 Vari-Lite Europe Holdings, Ltd.
Theatre Projects Lighting
 Services, Ltd.                      United Kingdom        Vari-Lite Europe Holdings, Ltd.
Brilliant Stages, Ltd.               United Kingdom        Vari-Lite Europe Holdings, Ltd.
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